                                                                    Exhibit 11.1


                      NEOPROBE CORPORATION AND SUSIDIARIES
                        COMPUTATION OF NET LOSS PER SHARE


                                                           Three Months Ended                  Six Months Ended
                                                              June 30,                            June 30,
                                                       1997              1998              1997              1998
                                                       ----              ----              ----              ----
Net Loss                                           ($ 7,235,205)     ($ 5,261,056)     ($11,961,133)     ($12,324,668)

Weighted average number of shares outstanding:

Common shares outstanding
  beginning of period                                22,652,473        22,807,055        22,586,527        22,763,430

Weighted average common shares
  issued during period                                   97,240            17,287           114,566            29,813
                                                    ------------------------------      -----------------------------


Weighted average number of shares outstanding
  used in computing basic net loss per share         22,749,713        22,824,342        22,701,093        22,793,243
                                                    ==============================      =============================




Weighted average number of shares used in
  computing diluted net loss per share               22,749,713        22,824,342        22,701,093        22,793,243
                                                    ==============================      =============================



Earnings (Net Loss) Per Share:
  Basic                                                  ($0.32)           ($0.23)           ($0.53)           ($0.54)
                                                    ==============================      =============================


  Diluted                                                ($0.32)           ($0.23)           ($0.53)           ($0.54)
                                                    ==============================      =============================